EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Acquisition Rights (No. 5) and the Stock Acquisition Rights (No. 6) of Nomura Holdings, Inc. of our report dated June 28, 2006 with respect to the consolidated financial statements of Nomura Holdings, Inc. included in its Annual Report (Form 20-F) for the year ended March 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

April 10, 2007